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Exhibit 99(b)(3)

SECOND AMENDMENT TO SECOND AMENDED
AND RESTATED CREDIT AGREEMENT

        This Second Amendment to Second Amended and Restated Credit and Security Agreement, dated as of July 31, 2000, is made by and among CPS DISTRIBUTORS, INC., a Colorado corporation, WATER SYSTEMS, INC., a Wyoming corporation, and WESTERN PIPE SUPPLY CO., INC., a Colorado corporation (referred to herein collectively as, the "Borrower"), and WELLS FARGO BANK WEST, NATIONAL ASSOCIATION, a national banking association formerly known as Norwest Bank Colorado, National Association (the "Lender").

Recitals

        The Borrower and the Lender have entered into a Second Amended and Restated Credit and Security Agreement dated as of May 24, 1999 (the "Credit Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

        The Borrower has requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

        1.    Defined Terms.    Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is amended by adding or amending, as the case may be, the following definitions:

        "Maximum Line" means $4,500,000.

        2.    No Other Changes.    Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

        3.    Origination Fee.    The Borrower shall pay the Lender as of the date hereof a fully earned, non-refundable origination fee in the amount of $1,250 in consideration of the Lender's execution of this Amendment.

        4.    Conditions Precedent.    This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

        5.    No Other Waiver.    The execution of this Amendment and acceptance of the Replacement Note and any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

        6.    Release.    The Borrower, and each Guarantor by signing the Acknowledgment and Agreement of Guarantor set forth below, each hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or such Guarantor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

        7.    Miscellaneous.    This Amendment and the Acknowledgment and Agreement of Guarantor may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counter parts, taken together, shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WELLS FARGO BANK WEST, NATIONAL ASSOCIATION
By:
Its:

CPS DISTRIBUTORS, INC.
By:
Its:

WATER SYSTEMS, INC.
By:
Its:

WESTERN PIPE SUPPLY CO., INC.
By:
Its:

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR

        The undersigned, a guarantor of the indebtedness of CPS Distributors, Inc., Water Systems, Inc. and Western Pipe Supply Co., Inc. (referred to herein collectively as, the "Borrower") to Wells Fargo Bank West, National Association (the "Lender") pursuant to a Guaranty dated as of May 24, 1999 (the "Guaranty"), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms (including without limitation the release set forth in paragraph 6 of the Amendment) and execution thereof; (iii) reaffirms his obligations to the Lender pursuant to the terms of its Guaranty; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under the Guaranty for all of the Borrower's present and future indebtedness to the Lender.

HIA, INC.
By:

Its:

Exhibit A to Second Amendment to
Second Amended and Restated Credit Agreement

FIRST AMENDED AND RESTATED REVOLVING NOTE

$4,500,000	Denver, Colorado

July    , 2000

        For value received, the undersigned, CPS DISTRIBUTORS, INC., a Colorado corporation, WATER SYSEMS, INC., a Wyoming corporation and WESTERN PIPE SUPPLY CO., INC., a Colorado corporation (collectively, the "Borrower"), hereby jointly and severally promises to pay on the Termination Date under the Credit Agreement (defined below), to the order of WELLS FARGO BANK WEST, NATIONAL ASSOCIATION (the "Lender"), at its main office in Denver, Colorado, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Four Million Five Hundred Thousand Dollars ($4,500,000) or, if less, the aggregate unpaid principal amount of all Revolving Advances made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

        This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is issued in replacement of and substitution for, but not in repayment of, the Borrower's Revolving Note dated as of May 24, 1999 in the original principal amount of $4,000,000. This Note is the Revolving Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

        The Borrower hereby agrees to pay all costs of collection, including attorneys'fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

        Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

CPS DISTRIBUTORS, INC.
By:
Its:

WATER SYSTEMS, INC.
By:
Its:

WESTERN PIPE SUPPLY CO., INC.
By:
Its:

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  Exhibit 99(b)(3)